Exhibit 99.1

General Partners, Executive Officers, Managers and Board of Directors

Noble Energy, Inc.

Name	Position	Principal Occupation/ Business	Issuer Common Units Beneficially Owned
Berenson, Jeffrey L.	Director	Chairman and Chief Executive Officer of Berenson Holdings LLC	—
Cawley, Michael A.	Director	President and Manager of The Cawley Consulting Group, LLC	—
Cox, Edward F.	Director	Chair of the New York Republican State Committee	—
Craddock, James E.	Director	Former Chairman and Chief Executive Officer of Rosetta Resources Inc.	—
Duganier, Barbara J.	Director	Former Managing Director of Accenture	—
Edelman, Thomas J.	Director	Managing Partner, White Deer Energy LP	—
Ladhani, Holli C.	Director	President and Chief Executive Officer of Select Energy Services, Inc.	—
Urban, Scott D.	Director	Partner in Edgewater Energy, LLC and former executive of BP Oil Company	5,000
Van Kleef, William T.	Director	Former executive of Tesoro Corporation	—
Stover, David L.	Chairman, President and Chief Executive Officer	Executive Officer of Noble Energy	—
Fisher, Kenneth M.	Executive Vice President and Chief Financial Officer	Executive Officer of Noble Energy	7,500
Willingham, Gary W.	Executive Vice President, Operations	Executive Officer of Noble Energy	—
Clingman, Rachel G.	Senior Vice President, General Counsel and Corporate Secretary	Executive Officer of Noble Energy	—
Elliott, J. Keith	Senior Vice President	Executive Officer of Noble Energy	—
Gerhart, Terry R.	Senior Vice President	Executive Officer of Noble Energy	—
Lewis, John T.	Senior Vice President, Corporate Development	Executive Officer of Noble Energy	7,500
Rimer, Charles J.	Senior Vice President	Executive Officer of Noble Energy	—
Robison, Andrea Lee	Senior Vice President, Human Resources and Administration	Executive Officer of Noble Energy	—
Walker, T. Hodge	Senior Vice President	Executive Officer of Noble Energy	—
Hatley, Dustin A.	Vice President and Chief Accounting Officer	Officer of Noble Energy	1,200

The business address for each of the persons listed above is c/o Noble Energy, Inc., 1001 Noble Energy Way, Houston, Texas 77070.

NBL Midstream, LLC

Name	Position	Principal Occupation/ Business	Issuer Common Units Beneficially Owned
Gerhart, Terry R.	Manager and President	Executive Officer of Noble Energy	—
Hatley, Dustin A.	Manager and Vice President – Finance	Officer of Noble Energy	1,200
Walker, T. Hodge	Manager and Vice President	Executive Officer of Noble Energy	—
Carlson, Aaron G.	Vice President	Officer of Noble Energy	—
Beaudry, Harry R.	Secretary	Officer of Noble Energy	—
Castro, Bernard P.	Assistant Treasurer		—
Haggard, Kevin E.	Vice President and Treasurer	Officer of Noble Energy	—
Hutcheson, Peter A.	Assistant Secretary		—
Jolley, Amy E.	Vice President – Tax	Officer of Noble Energy	500
Patteson, R. Mark	Vice President	Officer of Noble Energy	—

The business address for each of the persons listed above is c/o Noble Energy, Inc., 1001 Noble Energy Way, Houston, Texas 77070.